Exhibit 5

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Clean Diesel Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: October 22, 2010	Rockport Capital Partners, L.P.

	By:	RockPort Capital I, LLC, its General Partner

	By:	/s/ Tom Scott,Attorney-in-Fact*

RP Co-Investment Fund I, L.P.

	By:	RP Co-Investment Fund I GP, LLC, its General Partner

	By:	/s/ Tom Scott,Attorney-in-Fact*

RockPort Capital I LLC

	By:	/s/ Tom Scott,Attorney-in-Fact*

RP Co-Investment Fund I GP, LLC

	By:	/s/ Tom Scott,Attorney-in-Fact*

Alexander Ellis III

	By:	/s/ Tom Scott,Attorney-in-Fact*

Janet B. James

	By:	/s/ Tom Scott,Attorney-in-Fact*

William E. James

	By:	/s/ Tom Scott,Attorney-in-Fact*

Charles J. McDermott

	By:	/s/ Tom Scott,Attorney-in-Fact*

David J. Prend

By:	/s/ Tom Scott,Attorney-in-Fact*

Stoddard M. Wilson

By:	/s/ Tom Scott,Attorney-in-Fact*
_____________________

* Signed pursuant to a Power of Attorney filed as Exhibit 5 to this Schedule 13D.